Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Artivion	Gilmartin Group LLC
D. Ashley Lee	Brian Johnston / Lynn Lewis
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355
Artivion Reports Fourth Quarter and Full Year 2022 Financial Results

Fourth Quarter and Recent Business Highlights:

•Achieved revenue of $79.4 million in the fourth quarter of 2022 versus $79.4 million in the fourth quarter of 2021, flat on a GAAP basis and an increase of 5% on a non-GAAP constant currency basis
•Achieved revenue of $313.8 million for the full year of 2022 versus $298.8 million for the full year of 2021, an increase of 5% on a GAAP basis and 9% on a non-GAAP constant currency basis
•On-X revenues increased 8% on a GAAP basis and 11% on a non-GAAP constant currency basis in the fourth quarter of 2022 compared to the fourth quarter of 2021
•Aortic stent graft revenues increased 2% on a GAAP basis and 16% on a non-GAAP constant currency basis in the fourth quarter of 2022 compared to the fourth quarter of 2021
•Received CE mark for BioGlue
ATLANTA, GA – (February 16, 2023) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

“We achieved on-target constant currency revenue growth of 9% for the full year 2022 and remain well positioned to continue executing on our strategy to deliver strong top line and bottom line growth in 2023 and beyond. Through 2022, aortic stent graft revenue grew 20% year-over-year while On-X revenue grew 13%, and tissue processing revenue grew 8%, all on a constant currency basis. Asia Pacific and Latin American revenue grew 30% and 38%, respectively, on a constant currency basis compared to last year. During the fourth quarter, revenue growth was driven by aortic stent grafts, where revenue growth rebounded sequentially from the third quarter and increased 16%, and On-X, which grew 11% on a constant currency basis in the fourth quarter compared to 2021,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition, we received in the fourth quarter 2022 CE Mark for BioGlue under the MDR and, based on recent interactions with the FDA, we are confident that we will receive PMA approval for PerClot. We have also had strong recent success in recruiting, hiring, and retaining production employees at our German manufacturing facility, so that this facility is now nearly fully staffed. A larger production workforce will facilitate future growth in aortic stent graft revenue. Meanwhile, patient enrollment continues in the PERSEVERE trial to secure FDA approval for AMDS, a simple, elegant stent graft solution to treat aortic arch disease. We remain confident that we have meaningful opportunities to grow our total addressable market through pipeline development. We also anticipate maintaining momentum with our existing portfolio in our current markets. In light of these factors, we are optimistic that we will meet our commitments to deliver, by year-end 2024, double-digit compounded annual constant currency revenue growth and achieve adjusted EBITDA in excess of $75 million.”
Fourth Quarter 2022 Financial Results
Total revenues for the fourth quarter of 2022 were $79.4 million, flat on a GAAP basis and an increase of 5% on a non-GAAP constant currency basis, both compared to the fourth quarter of 2021.

Net income for the fourth quarter of 2022 was $2.2 million, or $0.05 per fully diluted common share, compared to net loss of ($20.1) million, or ($0.51) per fully diluted common share for the fourth quarter of 2021. Non-GAAP net income for the fourth quarter of 2022 was $4.2 million, or $0.10 per fully diluted common share, compared to non-GAAP net loss of ($141,000), or $0.00 per fully diluted common share for the fourth quarter of 2021. Non-GAAP net income for the fourth quarter of 2022 includes pretax gains related to foreign currency revaluation of $4.5 million.

Full Year 2022 Financial Results
Total revenues for 2022 were $313.8 million, reflecting an increase of 5% on a GAAP basis and 9% on a non-GAAP constant currency basis compared to the full year of 2021.

Net loss for 2022 was ($19.2) million, or ($0.48) per fully diluted common share, compared to net loss of ($14.8) million, or ($0.38) per fully diluted common share for the full year of 2021. Non-GAAP net income for the full year of 2022 was $2.1 million, or $0.05 per fully diluted common share, compared to non-GAAP net income of $4.9 million, or $0.12 per fully diluted common share for the full year of 2021. Non-GAAP net income for the full year of 2022 includes pretax losses related to foreign currency revaluation of $3.1 million.

The independent registered public accounting firm's audit report with respect to the Company's fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit and the Company’s filing of its annual report on Form 10-K.

2023 Financial Outlook
Artivion expects its constant currency revenue growth to be between 8.0% and 12.0% for the full year 2023 compared to 2022, and expects revenues to be in a range of between $331 million and $343 million. Artivion expects adjusted EBITDA, as reported, to increase greater than 20% in 2023 compared to 2022, resulting in adjusted EBITDA in excess of $50.0 million in 2023.

The Company's financial performance for 2023 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP EBITDA, and non-GAAP general, administrative, and marketing expenses. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP EBITDA; and non-GAAP general, administrative, and marketing results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; clinical trial termination expense; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; and gain from sale of non-financial assets. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast later today, February 16, 2023, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13735085.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.
About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

Forward Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we remain well positioned to continue executing on our strategy to deliver strong top line and bottom line growth in 2023 and beyond; we are confident that we will receive PMA approval for PerClot; our larger production workforce in Hechingen Germany will facilitate future growth in aortic stent graft revenue; we remain confident that we have meaningful opportunities to grow our total addressable market through pipeline development; we anticipate maintaining momentum with our existing portfolio in our current markets; we are optimistic that, in light of these factors, we will meet our commitments to deliver, by year-end 2024, double-digit compounded annual constant currency revenue growth and achieve adjusted EBITDA in excess of $75 million; we will deliver year-over-year constant currency revenue growth of 8 to 12% in 2023 versus 2022; and our projections for 2023 financial results, including that 2023 revenues are expected to be between $331 million and $343 million and 2023 adjusted EBITDA is expected to increase greater than 20% in 2023 compared to 2022 and to be in excess of $50 million. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved at all or at the levels we had originally anticipated; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timeline; our products may not be able to consistently retain their existing regulatory approvals or special regulatory approvals in order to be commercialized; products in our pipeline may not receive regulatory approval at all or receive regulatory approval on our anticipated timelines; our products that obtain regulatory approval may not be adopted by the market as much as we anticipate or at all; and the continued effects of pandemics, including COVID-19 and new COVID-19 variants, and continued hospital staffing shortages could adversely impact our results. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2022. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Products	$58,627	$59,069	$230,353	$221,597
Preservation services	20,771	20,325	83,436	77,239
Total revenues	79,398	79,394	313,789	298,836

Cost of products and preservation services:
Products	18,785	18,604	72,166	65,196
Preservation services	9,725	9,416	39,100	36,126
Total cost of products and preservation services	28,510	28,020	111,266	101,322

Gross margin	50,888	51,374	202,523	197,514

Operating expenses:
General, administrative, and marketing	38,454	51,253	157,443	169,774
Research and development	8,304	9,460	38,879	35,546
Total operating expenses	46,758	60,713	196,322	205,320
Gain from sale of non-financial assets	—	—	—	(15,923)
Operating income (loss)	4,130	(9,339)	6,201	8,117

Interest expense	5,370	3,892	18,224	16,887
Interest income	(61)	(19)	(147)	(79)
Other (income) expense, net	(4,456)	2,875	3,108	6,136

Income (loss) before income taxes	3,277	(16,087)	(14,984)	(14,827)
Income tax expense	1,108	4,013	4,208	7

Net income (loss)	$2,169	$(20,100)	$(19,192)	$(14,834)

Income (loss) per share:
Basic	$0.05	(0.51)	$(0.48)	(0.38)
Diluted	$0.05	$(0.51)	$(0.48)	$(0.38)

Weighted-average common shares outstanding:
Basic	40,127	39,161	40,032	38,983
Diluted	40,509	39,161	40,032	38,983

Net income (loss)	$2,169	$(20,100)	$(19,192)	$(14,834)
Other Comprehensive income (loss):
Foreign currency translation adjustments	23,744	(4,303)	(11,722)	(16,630)
Comprehensive income (loss)	$25,913	$(24,403)	$(30,914)	$(31,464)

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Per Share Data

	December 31,
	2022	2021
ASSETS

Current assets:
Cash and cash equivalents	$39,351	$55,010
Trade receivables, net	61,820	53,019
Other receivables	7,764	5,086
Inventories, net	74,478	76,971
Deferred preservation costs, net	46,371	42,863
Prepaid expenses and other	17,550	14,748

Total current assets	247,334	247,697

Goodwill	243,631	250,000
Acquired technology, net	151,263	166,994
Operating lease right-of-use assets, net	41,859	45,714
Property and equipment, net	38,674	37,521
Other intangibles, net	31,384	34,502
Deferred income taxes	1,314	2,357
Other long-term assets	7,339	8,267

Total assets	$762,798	$793,052

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Per Share Data

	December 31,
	2022	2021
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,004	$10,395
Accrued compensation	13,810	13,163
Accrued expenses	12,374	7,687
Taxes payable	2,635	3,634
Current maturities of operating leases	3,308	3,149
Accrued procurement fees	2,111	3,689
Current portion of long-term debt	1,608	1,630
Current portion of finance lease obligation	513	528
Other	1,312	1,078

Total current liabilities	49,675	44,953

Long-term debt	306,499	307,493
Non-current maturities of operating leases	41,257	44,869
Contingent consideration	40,400	49,400
Deferred income taxes	24,499	28,799
Deferred compensation liability	5,468	5,952
Non-current finance lease obligations	3,644	4,374
Other	7,027	6,484

Total liabilities	478,469	492,324

Commitments and contingencies

Shareholders' equity:

Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 41,830 and 41,397 shares issued as of December 31, 2022 and 2021, respectively	418	414
Additional paid-in capital	337,385	322,874
Retained (deficit) earnings	(17,217)	1,975
Accumulated other comprehensive loss	(21,609)	(9,887)
Treasury stock at cost, 1,487 shares as of December 31, 2022 and 2021	(14,648)	(14,648)

Total shareholders' equity	284,329	300,728

Total liabilities and shareholders' equity	$762,798	$793,052

Artivion, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
In Thousands

	Year Ended December 31,
	2022	2021

Net cash flows from operating activities:
Net loss	$(19,192)	$(14,834)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	22,442	23,977
Non-cash compensation	12,344	10,711
Non-cash lease expense	7,432	7,521
Write-down of inventories and deferred preservation costs	4,374	5,377
Non-cash interest expense	1,832	2,005
Write-off of Endospan Option	—	4,944
Change in fair value of long-term loan receivable	—	409
Gain on sale of non-financial assets	—	(15,923)
Deferred income taxes	(1,717)	(4,470)
Change in fair value of contingent consideration	(9,000)	8,870
Other	2,268	2,060

Changes in operating assets and liabilities:
Accounts payable, accrued expenses, and other liabilities	(1,958)	(1,893)
Prepaid expenses and other assets	(2,234)	(1,404)
Inventories and deferred preservation costs	(8,404)	(18,375)
Receivables	(13,340)	(11,560)
Net cash flows used in operating activities	(5,153)	(2,585)

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	—	19,000
Payments for Endospan agreement	—	—
Ascyrus Acquisition, net of cash acquired	—	—
Acquisition of intangible assets	(1,699)	(972)
Capital expenditures	(9,016)	(13,091)
Other	—	723
Net cash flows (used in) provided by investing activities	(10,715)	5,660

Net cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock	3,368	3,756
Proceeds from issuance of convertible debt	—	—
Proceeds from revolving line of credit	—	—
Proceeds from financing insurance premiums	—	—
Repayment of revolving line of credit	—	—
Payment of debt issuance costs	—	(2,219)
Payment of contingent consideration	—	(8,200)
Redemption and repurchase of stock to cover tax withholdings	(1,795)	(1,914)
Repayment of debt	(2,753)	(3,085)
Other	(459)	(561)
Net cash flows used in financing activities	(1,639)	(12,223)

Effect of exchange rate changes on cash and cash equivalents	1,848	2,200
Decrease in cash and cash equivalents	(15,659)	(6,948)

Cash and cash equivalents, beginning of year	55,010	61,958
Cash and cash equivalents, end of year	$39,351	$55,010

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Products:
Aortic stent grafts	$23,739	$23,222	$92,752	$85,387
Surgical sealants	16,357	18,478	65,379	70,714
On-X	16,822	15,520	63,904	57,363
Other	1,709	1,849	8,318	8,133
Total products	58,627	59,069	230,353	221,597

Preservation services	20,771	20,325	83,436	77,239
Total revenues	$79,398	$79,394	$313,789	$298,836

Revenues:
U.S.	$41,175	$39,622	$161,113	$151,151
International	38,223	39,772	152,676	147,685
Total Revenues	$79,398	$79,394	$313,789	$298,836

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues and General, Administrative, and Marketing Expense
In Thousands
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Growth Rate	2022	2021	Growth Rate
Reconciliation of total revenues, GAAP to total revenues, non-GAAP:
Total revenues, GAAP	$79,398	$79,394	—%	$313,789	$298,836	5%
Impact of changes in currency exchange	—	(3,827)		—	(11,185)
Total constant currency revenue, non-GAAP	$79,398	$75,567	5%	$313,789	$287,651	9%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$38,454	$51,253	$157,443	$169,774
Corporate rebranding expense	499	905	1,908	1,428
Business development, integration, and severance (income) expense	(3,934)	10,012	(7,750)	16,150
Adjusted G&A, non-GAAP	$41,889	$40,336	$163,285	$152,196

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Adjusted EBITDA
In Thousands
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income (loss), GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$2,169	$(20,100)	$(19,192)	$(14,834)
Adjustments:
Depreciation and amortization expense	5,426	5,969	22,442	23,977
Interest expense	5,370	3,892	18,224	16,887
Stock-based compensation expense	3,155	3,240	12,344	10,711
Clinical trial termination expense	(197)	—	4,544	—
Income tax expense	1,108	4,013	4,208	7
(Gain) loss on foreign currency revaluation	(4,470)	2,447	3,085	5,545
Corporate rebranding expense	499	905	1,908	1,428
Gain from sale of non-financial assets	—	—	—	(15,923)
Interest income	(61)	(19)	(147)	(79)
Business development, integration, and severance (income) expense	(2,036)	10,421	(5,852)	16,559
Adjusted EBITDA, non-GAAP	$10,963	$10,768	$41,564	$44,278

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income (Loss) and Diluted Income (Loss) Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP:
Income (loss) before income taxes	$3,277	$(16,087)	$(14,984)	$(14,827)
Income tax expense	1,108	4,013	4,208	7
Net income (loss)	$2,169	$(20,100)	$(19,192)	$(14,834)

Diluted income (loss) per common share	$0.05	$(0.51)	$(0.48)	$(0.38)

Diluted weighted-average common shares outstanding	40,509	39,161	40,032	38,983

Reconciliation of income (loss) before income taxes, GAAP to adjusted income (loss), non-GAAP
Income (loss) before income taxes, GAAP:	$3,277	$(16,087)	$(14,984)	$(14,827)
Adjustments:
Amortization expense	3,635	4,119	15,310	16,820
Clinical trial termination expense	(197)	—	4,544	—
Corporate rebranding expense	499	905	1,908	1,428
Non-cash interest expense	460	454	1,832	2,479
Gain from sale of non-financial assets	—	—	—	(15,923)
Business development, integration, and severance (income) expense	(2,036)	10,421	(5,852)	16,559
Adjusted income (loss) before income taxes, non-GAAP	5,638	(188)	2,758	6,536

Income tax expense calculated at a pro forma tax rate of 25%	1,409	(47)	689	1,634
Adjusted net income (loss), non-GAAP	$4,229	$(141)	$2,069	$4,902

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.05	$(0.51)	$(0.48)	$(0.38)
Adjustments:
Amortization expense	0.09	0.10	0.38	0.43
Effect of 25% pro forma tax rate	0.01	0.21	0.20	0.09
Clinical trial termination expense	(0.01)	—	0.11	—
Corporate rebranding expense	0.02	0.03	0.05	0.04
Non-cash interest expense	0.01	0.01	0.04	0.06
Gain from sale of non-financial assets	—	—	—	(0.41)
Tax effect of non-GAAP adjustments	(0.02)	(0.10)	(0.11)	(0.13)
Business development, integration, and severance (income) expense	(0.05)	0.26	(0.14)	0.42
Adjusted diluted income per common share, non-GAAP	$0.10	$—	$0.05	$0.12

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,509	39,161	40,032	38,983
Adjustments:
Effect of dilutive stock options and awards	—	—	464	560
Diluted weighted-average common shares outstanding, non-GAAP	40,509	39,161	40,496	39,543